UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2016

FS Energy and Power Fund II

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-01066 (Commission File Number)	46-4783632 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)
Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, Mr. Marc R. Lederman resigned from his position as chair of the audit committee and as a member of the board of trustees (the “Board”) of FS Energy Power Fund II (the “Company”), effective as of such date. Mr. Lederman’s decision to resign was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company’s operations, policies or practices. Mr. Lederman will continue to serve as a member of the board of directors of FS Investment Corporation IV.

On July 22, 2016, the Board elected Mr. Phillip E. Hughes, Jr to serve on the Board as a trustee, effective as of such date, for a term expiring at the Company’s next annual meeting of shareholders. Mr. Hughes will also serve as the chair of the Company’s audit committee. Set forth below is biographical information pertaining to Mr. Hughes:

Phillip E. Hughes, Jr

Mr. Hughes serves as vice-chairman of Keystone Industries, an international manufacturing and distribution company, and has done so since November 2011. Mr. Hughes also serves as the president of Sovereign Developers, LP, a real estate development company, and has done so since he founded the company in 1999. In 2011, he formed, and currently operates, Philip E. Hughes, Jr., CPA, Esq. Accounting, Tax and Business Services, a professional services firm. He has served as president of Fox Park Corporation, which owns a retail shopping center since 2005. Prior to these positions, Mr. Hughes served as a partner and head of the Philadelphia office of the accounting firm LarsonAllen LLP from 2000 to 2011.

Mr. Hughes currently serves as a director and a member of the audit committee of FS Investment Corporation and has presided in such roles since April 2015. He also currently serves as a trustee and as the chair of the audit committees for the FS Global Credit Opportunities Funds and has presided in such roles since June 2013. He also served as a director of VIST Financial Corporation from 2007 to 2012, when the bank was acquired by Tompkins Financial Corporation, and also served on the loan committee and audit committee, and now serves as a director of VIST Bank, a wholly owned subsidiary of Tompkins Financial Corporation, as well as on the executive loan committee. Further, Mr. Hughes served as a director of Madison Bank and Leesport Bank from 1989 to 2012, and served as chair of the audit committee and a member of the loan committee of each institution. He also is a member of several nonprofit organizations, including NHS Human Services, a mental health organization, and Inn Dwelling, Inc., an organization that serves the homeless.

Mr. Hughes has been a member of the American Institute of Certified Public Accountants since 2000 and of the Pennsylvania Institute of Certified Public Accountants since 1990. Mr. Hughes has been a Certified Public Accountant since 1976, a member of the Bar of the Commonwealth of Pennsylvania since 1976 and a member of the Bar of the United States Tax Court since 1980. He received his bachelor’s degree in accounting from LaSalle University and his J.D. from Villanova University School of Law.

Mr. Hughes has extensive experience concerning financial reporting, accounting and controls, which, combined with his executive leadership roles and membership on various boards and audit committees, has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund II

Date: July 26, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary